FICO Announces Earnings of $0.86 per Share for First Quarter Fiscal 2018

Revenues of $235 million vs. $220 million in prior year

SAN JOSE, Calif., Jan. 25, 2018 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its first fiscal quarter ended December 31, 2017.

First Quarter Fiscal 2018 GAAP Results
Net income for the quarter totaled $27.3 million, or $0.86 per share, versus $37.9 million, or $1.16 per share, reported in the prior year period.

The current quarter earnings include a charge of $11.8 million, or $0.37 per share, related to the enactment of the Tax Cuts and Jobs Act in December 2017. The charge encompasses several elements, including a tax on the deemed repatriation of previously untaxed accumulated earnings and profits of its foreign subsidiaries, and the remeasurement of its deferred tax assets arising from a lower U.S. corporate tax rate. In addition, the company recorded a reduction to income tax expense of $11.5 million, or $0.36 per share, related to excess tax benefits associated with stock compensation.

Net cash provided by operating activities for the quarter was $28.8 million versus $33.0 million in the prior year period.

First Quarter Fiscal 2018 Non-GAAP Results
Non-GAAP Net Income for the quarter was $41.1 million vs. $33.5 million in the prior year period. Non-GAAP EPS for the quarter was $1.30 vs. $1.03 in the prior year period. Free cash flow for the quarter was $24.7 million vs. $28.0 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

First Quarter Fiscal 2018 GAAP Revenues
The company reported revenues of $235.3 million for the quarter as compared to $219.6 million reported in the prior year period.

"We're off to a good start in 2018, as we continue to expand our recurring revenue base," said Will Lansing, chief executive officer. "Our Scores segment is performing particularly well, as we drive growth in both B2B and B2C."

Revenues for the first quarter of fiscal 2018 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $141.4 million in the first quarter compared to $134.8 million in the prior year quarter, an increase of 5%, due primarily to increased transactional revenue in Customer Communications Services.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services as well as business-to-consumer (B2C) service, were $69.9 million in the first quarter compared to $59.4 million in the prior year quarter, an increase of 18%. B2B revenue increased 13% and B2C revenue increased 27% from the prior year quarter.
  Decision Management Software revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $24.0 million in the first quarter compared to $25.4 million in the prior year quarter, a decrease of 6%, due primarily to decreased license sales of Blaze Advisor®.

Outlook
The company is updating guidance for fiscal 2018 to reflect the impacts of tax reform legislation:

	Previous Fiscal 2018 Guidance without Excess Tax Benefit	Tax Reform Rate Impact *	Tax Items **	Updated Fiscal 2018 Guidance
Revenue	$990 million	--	--	$990 million
GAAP Net Income	$119 million	$14 million	$3 million	$136 million
GAAP EPS	$3.71	$0.44	$0.10	$4.34***
Non GAAP Net Income	$171 million	$20 million	--	$191 million
Non GAAP EPS	$5.32	$0.63	--	$6.09***
* The company expects a reduction in tax expense of $14.0 million as a result of a tax rate change from tax reform legislation.

** Includes excess tax benefits associated with stock compensation of $20.0 million, or $0.64 per share, and a full-year tax charge of $17.0 million, or $0.54 per share, associated with tax reform legislation.

*** The EPS numbers do not cross foot due to updated guidance assuming FY diluted share count of 31.3 million shares.

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its first quarter fiscal 2018 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.FICO.com/investors. A replay of the webcast will be available through January 25, 2019.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. The webcast can be accessed via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 165 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2017. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	September 30,
	2017	2017
ASSETS:
Current assets:
Cash and cash equivalents	$ 94,213	$ 105,618
Accounts receivable, net	164,660	168,586
Prepaid expenses and other current assets	40,263	36,727
Total current assets	299,136	310,931

Marketable securities and investments	27,550	25,515
Property and equipment, net	38,808	40,703
Goodwill and intangible assets, net	825,846	825,599
Other assets	49,505	52,872
	$ 1,240,845	$ 1,255,620

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 44,506	$ 51,614
Accrued compensation and employee benefits	49,031	77,610
Deferred revenue	58,743	55,431
Current maturities on debt	201,000	142,000
Total current liabilities	353,280	326,655

Long-term debt	462,834	462,801
Other liabilities	39,089	39,627
Total liabilities	855,203	829,083

Stockholders' equity	385,642	426,537
	$ 1,240,845	$ 1,255,620

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2017	2016

Revenues:
Transactional and maintenance	$ 174,662	$ 153,660
Professional services	42,626	43,543
License	18,033	22,397
Total revenues	235,321	219,600

Operating expenses:
Cost of revenues	74,359	69,997
Research & development	28,974	26,142
Selling, general and administrative	90,296	85,214
Amortization of intangible assets	1,788	3,320
Total operating expenses	195,417	184,673
Operating income	39,904	34,927
Other expense, net	(5,947)	(6,272)
Income before income taxes	33,957	28,655
Provision for income taxes	6,658	(9,246)
Net income	$ 27,299	$ 37,901

Basic earnings per share:	$ 0.91	$ 1.22
Diluted earnings per share:	$ 0.86	$ 1.16

Shares used in computing earnings per share:
Basic	30,078	30,989
Diluted	31,561	32,536

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2017	2016
Cash flows from operating activities:
Net income	$ 27,299	$ 37,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,731	9,058
Share-based compensation	16,510	14,519
Changes in operating assets and liabilities	(29,399)	(28,963)
Other, net	6,636	463
Net cash provided by operating activities	28,777	32,978

Cash flows from investing activities:
Purchases of property and equipment	(4,044)	(4,319)
Net activity from marketable securities	(1,935)	-
Net cash used in investing activities	(5,979)	(4,319)

Cash flows from financing activities:
Proceeds from revolving line of credit	79,000	60,000
Payments on revolving line of credit	(20,000)	(10,000)
Proceeds from issuances of common stock	693	3,663
Taxes paid related to net share settlement of equity awards	(38,867)	(35,598)
Repurchases of common stock	(55,263)	(30,442)
Other, net	(240)	(618)
Net cash used in financing activities	(34,677)	(12,995)

Effect of exchange rate changes on cash	474	(3,489)

Increase (decrease) in cash and cash equivalents	(11,405)	12,175
Cash and cash equivalents, beginning of period	105,618	75,926
Cash and cash equivalents, end of period	$ 94,213	$ 88,101

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2017	2016

Applications revenues:
Transactional and maintenance	$ 93,213	$ 84,881
Professional services	34,853	34,341
License	13,343	15,543
Total Applications revenues	$ 141,409	$ 134,765

Scores revenues:
Transactional and maintenance	$ 69,574	$ 58,252
Professional services	278	521
License	63	609
Total Scores revenues	$ 69,915	$ 59,382

Decision Management Software revenues:
Transactional and maintenance	$ 11,875	$ 10,527
Professional services	7,495	8,681
License	4,627	6,245
Total Decision Management Software revenues	$ 23,997	$ 25,453

Total revenues:
Transactional and maintenance	$ 174,662	$ 153,660
Professional services	42,626	43,543
License	18,033	22,397
Total revenues	$ 235,321	$ 219,600

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2017	2016

GAAP net income	$ 27,299	$ 37,901
Amortization of intangible assets	1,788	3,320
Stock-based compensation expense	16,510	14,519
Income tax adjustments	(4,696)	(4,987)
Excess tax benefit	(11,511)	(17,261)
Tax Cuts and Jobs Act	11,755	-
Non-GAAP net income	$ 41,145	$ 33,492

GAAP diluted earnings per share	$ 0.86	$ 1.16
Amortization of intangible assets	0.06	0.10
Stock-based compensation expense	0.52	0.45
Income tax adjustments	(0.15)	(0.15)
Excess tax benefit	(0.36)	(0.53)
Tax Cuts and Jobs Act	0.37	-
Non-GAAP diluted earnings per share	$ 1.30	$ 1.03

Free cash flow
Net cash provided by operating activities	$ 28,777	$ 32,978
Capital expenditures	(4,044)	(4,319)
Dividends paid	-	(618)
Free cash flow	$ 24,733	$ 28,041

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related,excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

	Previous Fiscal 2018 Guidance without Excess Tax Benefit	Tax Reform Rate Impact	Tax Items	Fiscal 2018 Guidance

GAAP net income	$ 119	$ 14	$ 3	$ 136
Amortization of intangible assets	7	-	-	7
Stock-based compensation expense	67	-	-	67
Income tax adjustments	(22)	6	-	(16)
Excess tax benefit	-	-	(20)	(20)
Tax Cuts and Jobs Act	-	-	17	17
Non-GAAP net income	$ 171	$ 20	$ -	$ 191

GAAP diluted earnings per share	$ 3.71	$ 0.44	$ 0.10	$ 4.34
Amortization of intangible assets	0.22	-	-	0.22
Stock-based compensation expense	2.09	-	-	2.14
Income tax adjustments	(0.69)	0.19	-	(0.52)
Excess tax benefit	-	-	(0.64)	(0.64)
Tax Cuts and Jobs Act	-	-	0.54	0.54
Non-GAAP diluted earnings per share	$ 5.32	$ 0.63	$ -	$ 6.09

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com or Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com